Exhibit 99.1

Aerie Pharmaceuticals Reports Year End 2015 Financial Results and Provides Business Update

- Company on Track to File NDA in 3Q 2016 for RhopressaTM (netarsudil ophthalmic solution) 0.02% -

Conference Call and Webcast Today, March 1, at 5:00 p.m. ET

IRVINE, California - (BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development, and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today reported financial results for the fourth quarter and year ended December 31, 2015, along with a general business update.

Aerie Highlights

•	With the Company’s successful Rocket 2 topline safety and efficacy readout in February and other preparatory activities underway, Aerie is well positioned to file the NDA for RhopressaTM (netarsudil ophthalmic solution) 0.02% in the third quarter of 2016.

•	The first Phase 3 clinical trial for RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, Mercury 1, is proceeding forward and its 90-day topline interim efficacy readout is on track for the third quarter of 2016. Mercury 2, the second Phase 3 clinical trial for RoclatanTM, is expected to commence later this month.

•	Rocket 4, the Phase 3 clinical trial for RhopressaTM designed to provide adequate safety data for approval by the European regulatory authorities, remains on schedule for topline 90-day efficacy readout in the fourth quarter of 2016.

•	As of December 31, 2015, Aerie had $150.4 million in cash, cash equivalents and investments on the balance sheet. In 2015, net cash burn, excluding financing activities, totaled $59.0 million, slightly better than the guidance previously provided by the Company for 2015.

“Our successful twelve month interim safety readout for Rocket 2 puts us on firm footing for a timely NDA filing in the third quarter of 2016. Further, with the expected commencement of Mercury 2 in March, we will soon have both Phase 3 clinical trials for RoclatanTM underway. Pending the success of these trials, we expect that RoclatanTM will be approximately one year behind RhopressaTM from an NDA filing perspective,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

Dr. Anido continued, “In addition to our significant clinical and regulatory activity this year, we also have a significant amount of preclinical research underway, largely focused on key differentiators of RhopressaTM and progress associated with our preclinical AR-13154 small molecule for wet AMD. Some of this new research will be presented at the American Glaucoma Society 26th Annual Meeting starting later this week. Also, as we previously announced, our 2015 cash burn was slightly lower than expected at $59 million, and we are entering 2016 with $150 million in cash, cash equivalents and investments on the balance sheet.”

Fourth Quarter and Full Year 2015 Financial Results

As of December 31, 2015, Aerie had cash, cash equivalents and investments of $150.4 million, including proceeds from sales made under our “at-the-market” programs. For the fourth quarter ended December 31, 2015, Aerie reported a net loss attributable to common stockholders, as measured in accordance with U.S. generally accepted accounting principles (“GAAP”), of $20.4 million, or $0.76 per share, compared to $16.5 million and $0.69 per share for the fourth quarter of 2014. The weighted average number of shares of common stock outstanding utilized in the calculation of net loss per common share was 26,593,158 and 24,400,268 for the fourth quarters of 2015 and 2014, respectively.

The $20.4 million net loss attributable to common stockholders for the fourth quarter of 2015 includes $20.0 million in operating expenses, reflecting $12.3 million in research and development expenses and $7.6 million in general and administrative expenses. Excluding $3.4 million of non-cash stock-based compensation expense, adjusted operating expenses for the fourth quarter of 2015 were $16.5 million, with adjusted research and development expenses of $11.5 million and adjusted general and administrative expenses of $5.0 million. Total adjusted net loss for the fourth quarter of 2015 was $17.0 million and adjusted net loss per share was $0.64.

The $16.5 million net loss attributable to common stockholders for the fourth quarter of 2014 reflects research and development expenses of $9.6 million and general and administrative expenses of $6.4 million. Excluding $2.5 million of non-cash stock-based compensation expense, adjusted operating expenses for the fourth quarter of 2014 were approximately $13.5 million, reflecting adjusted research and development expenses of $9.3 million and adjusted general and administrative expenses of $4.2 million. Total adjusted net loss for the fourth quarter of 2014 was $14.0 million and adjusted net loss per share was $0.58.

The higher operating expenses in the fourth quarter of 2015 as compared to the fourth quarter 2014 primarily reflect increased activities related to our Phase 3 programs for Rhopressa™ and Roclatan™, and the associated growth in Company operations.

For the year ended December 31, 2015, Aerie reported a net loss attributable to common stockholders, as measured in accordance with GAAP, of $74.4 million, or $2.88 per share, including $12.9 million of non-cash stock-based compensation expense included in operating expenses. When stock-based compensation expense is excluded, the adjusted net loss for 2015 was $61.4 million, or $2.38 per share.

Conference Call / Web Cast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com. Please connect to Aerie’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 42051894. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 42051894. The telephone replay will be available until March 8, 2016.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two lead product candidates are once-daily IOP-lowering therapies with novel mechanisms of action to treat patients with glaucoma and ocular hypertension. It is expected that the NDA filing for RhopressaTM (netarsudil ophthalmic solution) 0.02% will take place in the third quarter of 2016. The second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, currently has one Phase 3 registration trial underway, named Mercury 1, with a second trial expected to commence later this month. If these trials are successful, a RoclatanTM NDA filing is expected to take place in the second half of 2017. Aerie also announced in 2015 its research collaborations with GrayBug, Inc. and Ramot at Tel Aviv University as it further builds its pipeline for future growth.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering and the issuance and sale of our senior secured convertible notes and the issuance and sale of shares of our common stock in connection with our “at the market” sales agreements; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; and our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later clinical trials. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted operating expenses, adjusted research and development expenses, adjusted general and administrative expenses, adjusted other income (expense) and adjusted net loss per share. For a description of the adjusted calculations and reconciliations to the nearest GAAP measures, please see the “Reconciliation of GAAP Net Loss to Adjusted Net Loss” and “Reconciliation of GAAP Net Loss per Share to Adjusted Net Loss per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	DECEMBER 31, 2015	DECEMBER 31, 2014
Assets
Current assets
Cash and cash equivalents	$91,060	$85,586
Short-term investments	45,502	54,339
Prepaid expenses and other current assets	1,865	1,122

Total current assets	138,427	141,047
Long-term investments	13,808	18,275
Furniture, fixtures and equipment, net	3,816	240
Other assets, net	3,076	273

Total assets	$159,127	$159,835

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$16,565	$8,336
Interest payable	551	551

Total current liabilities	17,116	8,887
Convertible notes, net of discounts	123,236	122,906

Total liabilities	140,352	131,793

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value; 15,000,000 shares authorized as of December 31, 2015 and December 31, 2014;	—	—
None issued and outstanding
Common stock, $0.001 par value; 150,000,000 shares authorized as of December 31, 2015 and December 31, 2014; 26,458,495 and 24,018,577 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	26	24
Additional paid-in capital	236,492	171,326
Accumulated other comprehensive loss	(179)	(107)
Accumulated deficit	(217,564)	(143,201)

Total stockholders’ equity	18,775	28,042

Total liabilities and stockholders’ equity	$159,127	$159,835

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,

	2015	2014	2015	2014
Operating expenses

General and administrative	$(7,648)	$(6,380)	$(30,635)	$(20,103)
Research and development	(12,302)	(9,593)	(44,451)	(29,869)

Loss from operations	(19,950)	(15,973)	(75,086)	(49,972)
Other income (expense), net	(512)	(528)	862	1,839

Net loss before income taxes	(20,462)	(16,501)	(74,224)	(48,133)

Income tax expense	85	—	(139)	—

Net loss	$(20,377)	$(16,501)	$(74,363)	$(48,133)

Net loss attributable to common stockholders—basic and diluted	$(20,377)	$(16,501)	$(74,363)	$(48,133)

Net loss per share attributable to common stockholders—basic and diluted	$(0.76)	$(0.69)	$(2.88)	$(2.00)

Weighted average number of common shares outstanding—basic and diluted	26,593,158	24,400,268	25,781,230	24,086,651

Net loss	$(20,377)	$(16,501)	$(74,363)	$(48,133)
Unrealized loss on available-for-sale investments	(147)	(98)	(72)	(107)

Comprehensive loss	$(20,524)	$(16,599)	$(74,435)	$(48,240)

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(Unaudited)

(in thousands)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2015	2014	2015	2014
Net loss attributable to common stockholders – basic and diluted:
Net loss attributable to common stockholders – basic and diluted (GAAP)	$(20,377)	$(16,501)	$(74,363)	$(48,133)
Adjustments:
Stock-based compensation (a)	3,412	2,482	12,945	9,178

Adjusted Net loss	$(16,965)	$(14,019)	$(61,418)	$(38,955)

Operating expenses:
General and administrative expense:
General and administrative expense (GAAP)	$(7,648)	$(6,380)	$(30,635)	$(20,103)
Adjustments:
Stock-based compensation (a)	2,603	2,214	10,445	7,839

Adjusted general and administrative expense	$(5,045)	$(4,166)	$(20,190)	$(12,264)

Research and development expense:
Research and development expense (GAAP)	$(12,302)	$(9,593)	$(44,451)	$(29,869)
Adjustments:
Stock-based compensation (a)	809	268	2,500	1,339

Adjusted research and development expense	$(11,493)	$(9,325)	$(41,951)	$(28,530)

Operating expenses (GAAP)	$(19,950)	$(15,973)	$(75,086)	$(49,972)
Adjustments:
Stock-based compensation (a)	3,412	2,482	12,945	9,178

Adjusted operating expenses	$(16,538)	$(13,491)	$(62,141)	$(40,794)

Other income (expense):
Other income (expense) (GAAP)	$(512)	$(528)	$862	$1,839
Adjustments:
	—	—	—	—

Adjusted other income (expense)	$(512)	$(528)	$862	$1,839

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2015	2014	2015	2014
Net loss per share attributable to common stockholders – basic and diluted:
Net loss per share attributable to common stockholders – basic and diluted (GAAP)	$(0.76)	$(0.69)	$(2.88)	$(2.00)
Adjustments:
Stock-based compensation (a)	0.12	0.11	0.50	0.38

Adjusted Net loss per share	$(0.64)	$(0.58)	$(2.38)	$(1.62)

Weighted average number of common shares outstanding – basic and diluted	26,593,158	24,400,268	25,781,230	24,086,651

Aerie is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of Aerie’s performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Stock-based compensation: Exclude non-cash stock-based compensation expense.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com